Exhibit 23.3
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of Packaging Corporation of America (Form S-3 No. 333-191713, Form S-8 No. 333-179620, Form S-8 No. 333-188625, Form S-8 No. 333-202723 and Form S-8 No. 333-206801) of our report dated February 28, 2014, with respect to the consolidated financial statements and schedule of Packaging Corporation of America, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Chicago, Illinois
February 26, 2016